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                                                                    Exhibit 99.5

SELECTED SUPPLEMENTAL QUARTERLY CONSOLIDATED FINANCIAL DATA

The following table contains certain supplemental quarterly consolidated statements of income data for Excel Switching Corporation for each of the four fiscal quarters for the fiscal year ended December 31, 1998. These statements are unaudited, but in the opinion of management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Excel Switching Corporation is providing this information because management deems this information to be of importance to holders of Common Stock. This data gives retroactive effect to Excel Switching Corporation's acquisition of RAScom, Inc. completed on May 10, 1999.

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                                                           Mar. 28,     Jun. 27,     Sep. 26,        Dec. 31,
                                                               1998         1998         1998           1998

Revenues                                                    $27,105      $30,807      $34,287        $37,140
Cost of revenues                                              9,122        9,881       10,162         12,589
                                                            -------      -------      -------        -------
Gross profit                                                 17,983       20,926       24,125         24,551
                                                            -------      -------      -------        -------

Operating expenses:
Engineering, research & development                           5,540        5,904        6,755          8,164
Selling and marketing                                         5,041        4,923        5,279          5,629
General and administrative                                    2,908        2,949        3,193          3,705
Acquired in-process research & development                        -            -            -          7,459
                                                            -------      -------      -------        -------

Total operating expenses                                     13,489       13,776       15,227         24,957
                                                            -------      -------      -------        -------

Income from operations                                        4,494        7,150        8,898          (406)

Other income, net                                             1,717        1,482        1,670          1,383
                                                            -------      -------      -------        -------

Income before provision for income taxes                      6,211        8,632       10,568            977

Provision for income taxes                                    2,341        3,246        3,972          1,655
                                                            -------      -------      -------        -------

Net income                                                 $  3,870     $  5,386     $  6,596        $ (678)
                                                           ----------   ----------   ----------      ----------
                                                           ----------   ----------   ----------      ----------

Preferred stock dividends                                   $   379      $   379     $    379        $   381
                                                            -------      -------     --------        -------

Net income available to common stockholders                $  3,491     $  5,007     $  6,217        $ (1,059)
                                                           ----------   ----------   ----------      ----------
                                                           ----------   ----------   ----------      ----------

Basic earnings per share                                      $0.11        $0.15        $0.19          $(0.03)
                                                           ----------   ----------   ----------      ----------
                                                           ----------   ----------   ----------      ----------

Diluted earnings per share                                    $0.10        $0.13        $0.16          $(0.02)
                                                           ----------   ----------   ----------      ----------
                                                           ----------   ----------   ----------      ----------

Basic weighted average shares outstanding                    32,832       33,178       33,536         34,029
Diluted weighted average shares outstanding                  39,983       40,139       40,342         34,029


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